UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 7, 2008

Date of Report (Date of earliest event reported)

SCHWEITZER-MAUDUIT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13948	62-1612879
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

100 North Point Center East, Suite 600
Alpharetta, Georgia	30022
(Address of principal executive offices)	(Zip code)

1-800-514-0186
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act.  (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.  (17 CFR 240.13c-4( c)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointments of Principal Officers

On March 7, 2008, Mr. Wayne L. Grunewald, Controller, confirmed his intention to retire effective July 31, 2008.  Mr. Grunewald has 30 years of combined service to both Schweitzer-Mauduit and Kimberly-Clark Corporation, the predecessor company.  Further, effective March 7, 2008, subsequent to the filing of the company’s 2007 Form 10-K, Mr. Grunewald resigned his position as the Controller and Principal Accounting Officer of the company.

Effective March 10, 2008, Mr. Mark A. Spears, 46, previously Assistant Controller, was appointed Controller and became an executive officer of the company and the Principal Accounting Officer.  Mr. Spears has been with Schweitzer-Mauduit since October 1995 and has led the company’s public and internal management reporting and control functions since that time.  Prior to joining Schweitzer-Mauduit, Mr. Spears was an audit manager with the public accounting firm of Coopers and Lybrand (now PricewaterhouseCoopers).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schweitzer-Mauduit International, Inc.

	By:	/s/ Peter J. Thompson
Peter J. Thompson
Chief Financial Officer and Treasurer
Dated: March 10, 2008